Exhibit 99.1

JOINT FILERS’ SIGNATURES

ESSETIFIN S.P.A.

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Managing Director
Date:	February 27, 2019

Enrico Cavazza

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-fact**
Date:	February 27, 2019

Francesca Cavazza

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-fact**
Date:	February 27, 2019

Silvia Cavazza

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-fact**
Date:	February 27, 2019

Martina Cavazza Preta

By:	/s/ Marino Zigrossi
Name:	Marino Zigrossi
Title:	Attorney-in-fact**
Date:	February 27, 2019

Paolo Cavazza

By:	/s/ Fabio Poma
Name:	Fabio Poma
Title:	Attorney-in-fact
Date:	February 27, 2019

** Power of Attorney was previously filed with Securities and Exchange Commission as an exhibit to the Form 3/A filed on October 4, 2017, with respect to the common stock of Fennec Pharmaceuticals, Inc.